SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2003

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


        WASHINGTON                0-28488                 91-1431894
(State or other jurisdiction    (Commission          (I.R.S. Employer of
   Identification Number)       File Number)     incorporation or organization)





               707 South Grady Way, Renton, Washington 98055-3233
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (425) 430-3000






                        --------------------------------

Introductory Note

On March 31, 2003, Zones, Inc. (the "Company") completed the acquisition of the outstanding capital stock of Corporate PC Source, Inc. On April 3, 2003, the Company filed a Current Report on Form 8-K ("Current Report") to report the acquisition. The purpose of this Amendment to the Current Report on Form 8-K is to file the audited financial statements of the business acquired and the unaudited pro forma financial information required by Item 7.

The Company hereby amends Item 7 of the Current Report to read as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired

     The required financial statements are included herein on pages 4 thru 18

(b)  Pro Forma Financial Information

     The required pro forma information is included herein on pages 19 thru 21

(c)  Exhibits

     2.1* Stock Purchase Agreement, dated March 31, 2003, by and among Zones,
          Inc. and Corporate PC Source, Inc. and Christina Corley, Robert Frauenheim, individually and as Trustee of the Robert Frauenheim Declaration of Trust dated September 17, 1997, and Daniel Frauenheim.

     99.1* Press Release dated April 1, 2003.


* Previously filed.

Item 7(a).  Financial Statements of Business Acquired

The financial statements of Corporate PC Source, Inc. required by Regulation S-X, section 210.3-05(b)(2)(ii) consists of audited financial statements as of and for the years ended December 31, 2002, 2001 and 2000:



           Audited Financial Statements:

           Independent Auditor's Report                                                                4


           Balance Sheet                                                                               5
           December 31, 2002

           Statement of Income                                                                         6
           Twelve months ended December 31, 2002

           Statement of Retained Earnings                                                              7
           Twelve months ended December 31, 2002

           Statement of Cash Flows                                                                     8
           Twelve months ended December 31, 2002

           Notes to Financial Statements                                                               9

           Report of Independent Public Accountants                                                   12
           Balance Sheets                                                                             13
           December 31, 2001 and 2000

           Statements of Operations                                                                   14
           Twelve months ended December 31, 2001 and 2000

           Statements of Cash Flows                                                                   15
           Twelve months ended December 31, 2001 and 2000

           Notes to Financial Statements                                                              16


INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Corporate PC Source, Inc.
Wood Dale, Illinois

We have audited the accompanying balance sheet of Corporate PC Source, Inc. as of December 31, 2002 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corporate PC Source, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                           /s/      MCGLADREY & PULLEN, LLP

Schaumburg, Illinois
March 17, 2003

CORPORATE PC SOURCE, INC.

BALANCE SHEET
December 31, 2002

                                      ASSETS

Current assets:
  Cash                                                                                            $  233,792
  Accounts receivable
        Trade, less allowance for doubtful accounts of $145,000                                   10,329,513
        Other                                                                                        222,085
  Inventory                                                                                        5,086,035
  Prepaid expenses                                                                                    47,813
                                                                                               -------------
          Total current assets                                                                    15,919,238
                                                                                               -------------

Property and Equipment:
  Furniture and equipment                                                                            387,855
  Computer software                                                                                  310,393
  Leasehold improvements                                                                             177,424
                                                                                               -------------
                                                                                                     875,672
  Less accumulated depreciation                                                                      477,542
                                                                                               -------------
                                                                                                     398,130
                                                                                               -------------
Other                                                                                                 31,838
                                                                                               -------------
                                                                                                $ 16,349,206
                                                                                                ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving line of credit                                                                      $ 11,114,881
  Accounts payable                                                                                   293,530
  Accrued expenses                                                                                   775,393
                                                                                               -------------
          Total current liabilities                                                               12,183,804
                                                                                               -------------
Stockholders' Equity
  Common stock, $0.01 stated value; 1,000,000 shares
     authorized; 400,000 shares issued and outstanding                                                 4,000
Additional paid-in capital                                                                           396,000
Retained earnings                                                                                  3,765,402
                                                                                               -------------
                                                                                                   4,165,402
                                                                                               -------------

                                                                                                $ 16,349,206
                                                                                                ============

See Notes to Financial Statements.




CORPORATE PC SOURCE, INC.

STATEMENT OF INCOME
Year Ended December 31, 2002


Net sales                                                                                        $95,923,189

Cost of goods sold                                                                                85,129,000
                                                                                               -------------

                            Gross profit                                                          10,794,189
                                                                                               -------------
Operating expenses:
     Sales and marketing expenses                                                                  2,389,038
     General and administrative expenses                                                           4,129,053
                                                                                               -------------
                                                                                                   6,518,091
                                                                                               -------------

                            Operating income                                                       4,276,098
                                                                                               -------------

Financial income (expense):
     Interest income                                                                                   6,226
     Interest expense                                                                              (226,384)
                                                                                               -------------
                                                                                                   (220,158)
                                                                                               -------------

                           Income before income taxes                                              4,055,940

Income taxes                                                                                          61,517
                                                                                               -------------
                          Net income                                                            $  3,994,423
                                                                                                ============


See Notes to Financial Statements.



CORPORATE PC SOURCE, INC.

STATEMENT OF RETAINED EARNINGS
Year Ended December 31, 2002


Balance, beginning                                                                               $ 3,988,979

   Net income                                                                                      3,994,423
   Dividends                                                                                     (4,218,000)
                                                                                               -------------
Balance, ending                                                                                  $ 3,765,402
                                                                                               =============





See Notes to Financial Statements.



CORPORATE PC SOURCE, INC.

STATEMENT OF CASH FLOWS
Year Ended December 31, 2002

  Net income                                                                                     $ 3,994,423
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation                                                                                     236,525
   Changes in operating assets and liabilities:
      Decrease in accounts receivable, trade                                                       4,471,205
      Decrease in accounts receivable, other                                                         371,109
      (Increase) in inventory                                                                    (1,717,880)
      (Increase) in prepaid expenses                                                                 (2,672)
      (Increase) in other assets                                                                    (14,089)
      (Decrease) in accounts payable                                                                (92,249)
      (Decrease) in accrued expenses                                                               (897,466)
                                                                                               -------------
         Net cash provided by operating activities                                                 6,348,906
                                                                                               -------------
Cash Flows From Investing Activities,
  Purchase of property and equipment                                                               (181,628)
                                                                                               -------------
Cash Flows From Financing Activities:
  Net payments on revolving line of credit                                                       (5,102,381)
  Cash dividends paid                                                                            (4,218,000)
                                                                                               -------------
        Net cash (used in) financing activities                                                  (9,320,381)
                                                                                               -------------

        Net (decrease) in cash                                                                   (3,153,103)

Cash:
  Beginning                                                                                        3,386,895
                                                                                               -------------

  Ending                                                                                           $ 233,792
                                                                                               =============

Supplemental Disclosures of Cash Flow Information
  Cash payments for:
      Interest                                                                                     $ 226,384
      Income taxes                                                                                    61,417



See Notes to Financial Statements.

CORPORATE PC SOURCE, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------



Note 1.           Nature of Business and Significant Accounting Policies

Nature of business: Corporate PC Source, Inc. (the "Company") is in the computer reselling and consulting business. The Company sells primarily to Fortune 2000 companies. The Company's corporate office and warehousing and distribution facilities are located in Wood Dale, Illinois.

Significant accounting policies are as follows:

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual amounts could differ from those estimates.

Cash concentration: Substantially all of the Company's cash was held in one financial institution as of December 31, 2002.

Trade receivables: Trade receivables are carried at the original invoice amount less and estimate made for doubtful receivables. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential credit losses.

Inventories: The Company's inventories are stated at the lower of cost or market and consist primarily of computer hardware. Cost is determined using the first in, first out method.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the expected useful lives of the assets, or for leasehold improvements, over the life of the lease, whichever is shorter. Repairs and maintenance are charged to expense as incurred. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts. The estimated useful lives used in computing depreciation for financial statement purposes are as follows:

         Furniture & equipment and leasehold improvements         3 - 10 years
         Computer software                                        3 years

Revenue recognition: Revenue from sales of computer hardware is recognized upon shipment of the product except in certain circumstances, and upon the requests of certain customers, when the Company bills the customer and warehouses the hardware. The revenue is recorded when the customer is invoiced. In these situations, risks of ownership have passed to the buyer and the customer has a fixed commitment to purchase the inventory. The hardware which is ready for shipment is segregated from the Company's inventory. The Company recognizes consulting revenue as services are provided.

Income taxes: The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws which provide that in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deduction, losses and credits. Therefore, the financial statements do not include any provision for corporation income taxes except for certain state income taxes.

Note 2.  Revolving Line of Credit

The Company has a $25 million revolving line of credit agreement with IBM Credit L.L.C. ("IBM"). Under the credit agreement, the Company is allowed 30 days interest-free financing. Trade accounts payable outstanding 30-180 days financed by IBM bear interest at prime (4.25 percent at December 31, 2002) plus .25 percent. Trade accounts payable financed that are outstanding greater than 180 days bear interest at prime plus 6.5 percent. Interest is payable monthly for trade accounts payable financed and draws against the line of credit. The credit agreement also allows for advances against the line of credit to the extent available. Interest on advances accrues at prime plus .25 percent. All interest is payable monthly. Borrowings under the credit arrangement are collateralized by certain accounts receivable and inventory, as defined in the agreement. Total borrowings under the credit arrangement were $11,114,881 at December 31, 2002. Included in the $11,114,881 outstanding balance on the revolving line of credit at December 31, 2002 is $1,860,267 of trade accounts payable outstanding 30-180 days. At December 31, 2002, there were no amounts outstanding greater than 180 days or advances on the revolving line of credit. The credit arrangement requires the Company, among other things, to maintain minimum ratios of revenue to working capital, net profit after tax to revenue and total liabilities to tangible net worth.

Note 3.  Major Customers

The Company had major customers for the year ended December 31, 2002. Customers are considered major customers when sales volume exceeds 10 percent of total net sales for the year or outstanding receivable balances exceed 10 percent of current assets. Transactions with these major customers as of and for the year ended December 31, 2002 were as follows:

                                             Net Sales        Trade Receivables

Customer A                                 $ 20,269,247           $ 2,456,793
Customer B                                   10,105,465             2,552,885
Customer C                                   12,263,983                     *

* Amount was less than 10% of net sales or 10% of current assets.

Note 4.  Major Vendors

The Company purchases computer equipment from various distributors. Purchases from the four largest vendors in 2002 were approximately $78.1 million and accounted for 87% of the Company's total equipment purchases. These amounts were financed through the Company's credit facilities, as discussed in Note 2.

Note 5.  Lease Commitments and Total Rental Expense

The Company currently leases office and warehouse space under two noncancelable operating lease agreements, each with an expiration date of December 31, 2003. The leases provide for monthly rental payments totaling approximately $21,000.

The Company also leases a delivery truck under a noncancelable operating lease agreement with an expiration date of August 7, 2003. Monthly rental payments under this agreement are approximately $950.

In addition, the Company rents additional office space as needed on a month-to-month basis.

Total rent expense for the year ended December 31, 2002 was $258,865.

At December 31, 2002, the Company's future noncancelable minimum lease payments totaling approximately $261,000 are due during the year ending December 31, 2003.

Note 6.  Employee Benefits

The Company has a 401(k) plan which covers all full time employees who have attained the age of 21 and have completed six months of service. The plan provides for a discretionary Company matching contribution equal to a percentage of the employee's contribution up to 5% of the employee's salary. During 2002, the Company's contributions to the plan were $29,120.

Note 7.  Intention to Declare Dividends

The Board of Directors intends to declare dividends of approximately $750,000 during the year subsequent to the balance sheet date.

The following Report is a copy of a report previously issued Arthur Andersen LLP ("Andersen") report. This report has not been reissued by Andersen and Andersen did not consent to the incorporation by reference of this report (as included in this Form 8-K/A) into any of the Company's registration statements.



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders and Board of Directors of Corporate PC Source, Inc.:

We have audited the accompanying balance sheets of CORPORATE PC SOURCE, INC. (an Illinois corporation) as of December 31, 2001 and 2000, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corporate PC Source, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


/s/   ARTHUR ANDERSEN LLP

Chicago, Illinois
March 25, 2002


                            CORPORATE PC SOURCE, INC.

                                 BALANCE SHEETS
                        As of December 31, 2001 and 2000

                             ASSETS                                         2001                 2000
-------------------------------------------------                       -----------           -----------
Current assets:
  Cash and cash equivalents                                             $  3,386,895          $  194,234
  Accounts receivables -
        Trade, net of reserve for doubtful accounts
         of $140,000 and $148,000 in 2001 and 2000, respectively          14,800,718          14,285,170

        Other                                                                593,194           1,089,811
  Inventory                                                                3,368,155           2,863,220
  Prepaid expenses                                                            45,141              18,670
                                                                        -------------       -------------
          Total current assets                                            22,194,103          18,451,105
Property and equipment:
  Furniture and equipment                                                    342,338             316,574
  Computer Software                                                          264,435             148,130
  Leasehold improvements                                                     160,521             156,190
                                                                        -------------       -------------
          Total property and equipment                                       767,294             620,894
  Less - Accumulated depreciation and amortization                           314,267             127,557
                                                                        -------------       -------------
          Property and equipment, net                                        453,027             493,337
                                                                        -------------       -------------
OTHER ASSETS                                                                  17,749              10,763
                                                                        -------------       -------------
          Total assets                                                  $ 22,664,879        $ 18,955,205
                                                                        ============        ============

            LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
  Line of credit                                                        $ 16,217,262        $ 12,927,968
  Accounts payable                                                           385,779           1,147,902
  Accrued expenses                                                           795,191             713,867
  Other current liabilities                                                  874,240              85,126
                                                                        -------------       -------------
          Total current liabilities                                       18,272,472          14,874,863
Capital lease obligations                                                      3,428              10,510
                                                                        -------------       -------------
          Total liabilities                                               18,275,900          14,885,373

STOCKHOLDERS' INVESTMENT:
  Common stock, no par value, 1,000,000 shares authorized;
     400,000 shares issued and outstanding at December 31,
     2001 and 2000
                                                                             400,000             400,000
                                                                        -------------       -------------

Retained earnings, beginning of year                                       3,669,832             404,386
Net income                                                                 4,113,917           3,878,446
Distributions to stockholders                                            (3,794,770)           (613,000)
                                                                        -------------       -------------
Retained earnings, end of year                                             3,988,979           3,669,832
                                                                        -------------       -------------
           Total stockholders' investment                                  4,388,979           4,069,832
                                                                        -------------       -------------
           Total liabilities and stockholders' investment               $ 22,664,879        $ 18,955,205
                                                                        ============        ============


                 The accompanying notes to financial statements
               are an integral part of these financial statements.




                            CORPORATE PC SOURCE, INC.

                             STATEMENT OF OPERATIONS
                 For the Years Ended December 31, 2001 and 2000


                                                                   2001              2000
                                                             --------------     -------------
REVENUE                                                      $  102,893,092     $  94,780,528
COST OF SALES                                                    92,353,985        85,569,137
                                                             --------------     -------------
                            Gross margin                         10,539,107         9,211,391

GENERAL AND ADMINISTRATIVE EXPENSES                               3,764,116         2,905,964
SALES AND MARKETING EXPENSES                                      2,251,818         1,565,032
                                                             --------------     -------------
                            Income from operations                4,523,173         4,740,395

OTHER INCOME (EXPENSE):
     Interest expense                                              (388,506)         (839,391)
     Interest income                                                 12,717            11,710
     Other                                                           50,097            32,336
                                                             --------------     -------------
                           Total other expense                     (325,692)         (795,345)
                                                             --------------     -------------

                           Income before income taxes             4,197,481         3,945,050
INCOME TAX PROVISION                                                 83,564            66,604
                                                             --------------     -------------
NET INCOME                                                   $    4,113,917     $   3,878,446
                                                             ==============     =============

                 The accompanying notes to financial statements
               are an integral part of these financial statements.


                            CORPORATE PC SOURCE, INC.

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2001 and 2000

                                                                                      2001               2000
                                                                                 --------------    ---------------
Cash flows from operating activities:
  Net income                                                                     $    4,113,917    $     3,878,446
  Adjustments to reconcile net income to net
    cash used in operating activities:
    Depreciation and amortization                                                    207,290            88,125
    Loss on disposal of asset                                                                            2,023
   Changes in operating assets and liabilities-
      Increase in accounts receivables--trade                                        (515,548)       (6,881,240)
      Decrease (increase) in accounts receivable - other                             496,617          (476,761)
      Increase in inventory                                                         (504,935)       (1,238,145)
      Increase in prepaid expenses                                                   (26,471)          (11,539)
      Increase in other assets                                                        (6,986)           (6,966)
      (Decrease) Increase in accounts payable                                       (762,123)          975,386
      Increase in accrued expenses and other current liabilities                     870,438           556,185
                                                                                 --------------    ---------------
        Net cash provided by (used in) operating activities                        3,872,199        (3,114,486)

Cash flows from investing activities:
  Purchases of office equipment, software and leasehold improvements                (166,980)         (483,221)
                                                                                 --------------    ---------------

Cash flows from financing activities:
  Repayment of stockholder loan, net                                                                  (198,741)
  Capital lease obligation                                                            (7,082)            4,168
  Distributions to stockholders                                                   (3,794,770)         (613,000)
  Net borrowings on line of credit                                                 3,289,294         4,536,149
                                                                                 --------------    ---------------
        Net cash (used in) provided by financing activities                         (512,558)        3,728,576

INCREASE IN CASH                                                                   3,192,661           130,869
CASH and cash equivalents, beginning of year                                         194,234            63,365
                                                                                 --------------    ---------------

CASH and cash equivalents, end of year                                           $   3,386,895      $  194,234
                                                                                 ==============    ===============

SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for -
      Interest                                                                   $   434,268       $   821,695
      Income taxes                                                                    71,000            35,000
                                                                                 ==============    ===============

                 The accompanying notes to financial statements
               are an integral part of these financial statements.

                            CORPORATE PC SOURCE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


1.       DESCRIPTION OF BUSINESS

         Corporate PC Source, Inc. (the "Company"), an Illinois corporation, is in the computer reselling and consulting business. The Company began operations June 1, 1998, and sells primarily to Fortune 2000 companies. The Company's corporate office and warehousing and distribution facilities are located in Wood Dale, Illinois.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash and Cash Equivalents

         The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. Such investments are stated at cost, which approximates fair value

         Inventories

         The Company's inventories are stated at the lower of cost or market and consist primarily of computer hardware. Cost is determined using the first in, first out method.

         Property and Equipment

         Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over their expected useful lives, or for leasehold improvements, over the life of the lease, whichever is shorter. Repairs and maintenance are charged to expense as incurred. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts. The estimated useful lives used in computing depreciation for financial statement purposes are as follows:

                  Asset Description                Estimated Useful Life
                  -----------------------          -----------------------
                  Furniture & Equipment            3 - 10 years
                  Computer Software                3 years
                  Leasehold Improvements           3 years


         Revenue Recognition

         Computer hardware revenue is recognized upon shipment of product or invoice. Consulting revenue is recognized as services are provided.

         Fair Value of Financial Instruments

         The Carrying value for current assets and liabilities reasonably approximates their fair value due to their short maturity periods.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual amounts could differ from those estimates.

         Recent Account Pronouncements

         In August 2001, the Financial Accounting Standards board issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement No. 144"), which supercedes Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and of the accounting and reporting provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of segments of a business. Statement No. 144 creates a single accounting model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. Statement No. 144 requires that those long-lived assets be measured at the lower of carrying amount of fair value less cost to sell, whether reporting in continuing operations or in discontinue operations. The provisions of Statement No. 144 are effective for financial statements issued for the fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company has not yet determined the impact that Statement No. 144 will have on the Company's financial condition or result of operations.

3.       INCOME TAXES

         The company has elected S Corporation status whereby taxable income of the Company is included with that of its stockholders. However, the Company is subject to Illinois replacement tax at a rate of 1.5%. At December 31, 2001 and 2000, primary differences between taxable income and income reported for financial statement purposes relate to reserves.

4.       COMMITMENTS AND CONTINGENCIES

         Leases

         The Company currently leases office space under a non-cancelable operating lease with an expiration date of May 31, 2003. Rent expense for the years ended December 31, 2001 and 2000, was $137,326 and $123,399, respectively.

         The Company's future non-cancelable minimum lease payments are as follows:

                                    2002               $ 109,606
                                    2003                  47,239
                                                       ---------
                                                       $ 156,845
                                                       =========

5.       CREDIT AGREEMENTS

         IBM Credit Corporation

         The Company has a $25 million credit arrangement with IBM Credit Corporation ("IBM"). The credit arrangement includes current trade accounts payable financed by IBM (non-interest-bearing), trade accounts payable greater than 30 days outstanding financed by IBM (interest-bearing) and draws against the line of credit (interest bearing). Interest is payable monthly for trade accounts payable financed that are outstanding 30-60 days at prime (5.0% at December 31, 2001) plus .25% and draws against the line of credit at prime plus .25%. Interest is payable monthly for trade accounts payable financed that are outstanding greater than six months at prime plus 6.5%. Borrowings under the credit arrangement are collateralized by certain accounts receivable and inventory, as defined in the agreement. Total borrowings under the credit arrangement were $16,217,262 and $12,927,968 at December 31, 2001 and 2000, respectively, a portion of which ($3,221,173 at December 31, 2001) bears interest at a rate of 5.25%. Available borrowings under the credit arrangement were $8,782,738 at December 31, 2001. The credit arrangement requires the Company, among other things, to maintain minimum ratios of revenue to working capital, net profit after tax to revenue and total liabilities to tangible net worth. At December 31, 2001, the Company was in compliance with these covenants.

6.       CAPITAL LEASE OBLIGATIONS

         The Company has a capital lease arrangement for warehouse equipment. The non-cancelable lease, with a three-year term, provides for monthly lease payments of $695.

         The Company's future non-cancelable minimum lease payments are as follows:

                                    2002               $  8,340
                                    2003                  3,475
                                                       --------
                                    Total              $ 11,815


7.       SIGNIFICANT CUSTOMERS

         For the year ended December 31, 2001, two customers accounted for approximately $26.8 million and $13.2 million of sales revenue or 26% and 13%, respectively. For the year ended December 31, 2000, two customers accounted for approximately $27.7 million and $18.8 million of sales revenue or 28% and 19%, respectively. Accounts receivable at December 31, 2001, for each of the two customers was $3.7 million and $1.6 million, respectively. Accounts receivable at December 31, 2000, for each of the two customers was $3.6 million and $4.3 million, respectively.

8.       SIGNIFICANT VENDORS

         The Company purchases computer equipment from various distributors. Purchases from the four largest vendors in 2001 and 2000 were approximately $89.7 million and $69.6 million and accounted for 94% and 75%, respectively, of the Company's total equipment cost. These amounts were financed through the Company's credit facilities.

9.       EMPLOYEE BENEFIT PLAN

         During 1999, the Company established a 401(k) plan which covers all full time employees who have attained the age of 21 and have completed 6 months of service. The Company's contributions totaled $19,670 and $8,437 in 2001 and 2000, respectively.

Item 7(b).  Pro forma Financial Information

The unaudited pro forma financial information required by Regulation S-X, section 210.11-02 consists of pro forma condensed balance sheet as of December 31, 2002 and pro forma condensed statements of operations for the year ended December 31, 2002 as shown below. The pro forma condensed financial statements for the respective periods include the historical condensed statements of operations of Zones, Inc. and Corporate PC Source, Inc. ("CPCS") based on the assumption that the acquisition of CPCS was completed on January 1, 2002.

On March 31, 2003, Zones acquired CPCS pursuant to a Stock Purchase Agreement ("SPA") by and among Zones, CPCS and the shareholders of CPCS.

Upon consummation of the transactions contemplated by the SPA, CPCS became a wholly owned subsidiary of the Company. Under the terms of the SPA, at closing the Company paid to the shareholders of CPCS $4,881,000 in cash and issued notes in the aggregate principle amount of $2,500,000. The Company's general corporate funds were the source of the funds used for the cash portion of the purchase price.

Additionally, the SPA contains a provision for an earn-out over three years contingent upon CPCS exceeding minimum levels of EBITDA. The former shareholders of CPCS will receive a percentage of earnings each year on an escalating scale based on the applicable EBITDA threshold. The additional earn-out payments will be accounted for as future purchase price adjustments of the SPA.

The following is a summary of the March 31, 2003 acquisition of CPCS under statement of Financial Accounting Standards No. 141, "Business combinations."

Total Consideration:
Cash paid to acquire shares                                                    $ 4,881
Notes payable                                                                    2,500
Acquisition expenses                                                                35
                                                                               -------
      Total consideration                                                                 $7,416

Assets acquired and liabilities assumed (at fair value):
Current assets                                                                  12,709
Other intangible assets                                                             43
Property and equipment                                                             349
Other assets                                                                       270
Current liabilities                                                             (9,771)
                                                                               -------
      Net assets acquired                                                                  3,600
                                                                                         -------
Goodwill                                                                                  $3,816
                                                                                         =======

The allocation of the purchase price and determination of goodwill is preliminary as additional acquisition expenses may be incurred in the future.

The unaudited pro forma condensed financial statements are based upon assumptions that Zones believes are reasonable and are based on historical operations of CPCS. The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have occurred had the acquisition been consummated as of January 1, 2002 or of the results that may occur in the future.

The unaudited pro forma condensed statements of operations should be read in conjunction with the historical consolidated financial statements of CPCS, together with the related notes thereto, incorporated by reference in this offering memorandum, as well as the consolidated balance sheet for the period ended March 31, 2003 contained in Zones interim report on Form 10-Q as filed with the Securities and Exchange Commission on May 13, 2003.


                          ZONES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                December 31, 2002
                                 (in thousands)

                                                                              Pro Forma
                                                       Zones       CPCS       Adjustments      Note     Consolidated
                                                      --------    -------     -----------      ----     ------------
ASSETS
Current assets:
  Cash and cash equivalents                           $  9,048      $ 234           (34)         a        $  9,248
  Receivables, net                                      45,368     10,551                                   55,919
  Inventories, net                                      11,273      5,086                                   16,359
  Prepaid expenses                                       1,239         48                                    1,287
  Deferred income taxes                                  2,514                       239         b           2,753
                                                     ---------  ---------      ---------                 ---------
          Total current assets                          69,442     15,919            205                    85,566
Property and equipment, net                              5,565        398                                    5,963
Deferred income taxes                                    4,771                   (1,476)         c           3,295
Goodwill                                                                           4,488         d           4,488
Other assets                                               174         32                                      206
                                                     ---------  ---------      ---------                 ---------
          Total assets                                $ 79,952    $16,349          3,217                  $ 99,518
                                                      ========    =======        =======                 =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    $ 38,453     11,409                                   49,862
  Accrued liabilities                                   10,402        775                                   11,177
  Payable to CPCS shareholders                                                     4,881                     4,881
  Notes payable                                                                      833                       833
                                                     ---------  ---------      ---------                 ---------
          Total current liabilities                     48,855     12,184          5,714                    66,753

Notes payable, net of current portion                                              1,668                     1,668
                                                     ---------  ---------      ---------                 ---------
          Total liabilities                             48,855     12,184          7,382                    68,421
                                                     ---------  ---------      ---------                 ---------
Commitments and contingencies

Shareholders' equity:
  Common stock                                          39,554        400           (400)         e         39,554
  Accumulated earnings (deficit)                        (8,457)     3,765         (3,765)         e         (8,457)
                                                     ---------  ---------      ---------                 ---------
        Total shareholders' equity                      31,097      4,165         (4,165)                   31,097
                                                     ---------  ---------      ---------                 ---------
        Total  liabilities and shareholders' equity   $ 79,952    $16,349          3,217                  $ 99,518
                                                     =========  =========      =========                 =========



(a) To record costs associated with the acquisition of CPCS as if they were incurred on January 1, 2002.

(b)  To record deferred income taxes as if CPCS were a C Corporation.

(c) To record the income tax provision of CPCS as if it were a C Corporation assuming an effective tax rate of 37.0%.

(d) To record the purchase price allocation under statement of Financial Accounting Standards No. 141, "Business Combinations." The amount recorded as goodwill on the unaudited pro forma balance sheet as of December 31, 2002 does not equal the goodwill as of March 31, 2003 due to the change in equity of CPCS at March 31, 2003 and additional acquisition expenses incurred subsequent to December 31, 2002.

(e)  To recognize the elimination entries necessary for consolidation.



                          ZONES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)


                                                                              Pro Forma
                                                       Zones       CPCS       Adjustments      Note     Consolidated
                                                      --------    -------     -----------      ----     ------------
Net sales                                           $  414,643   $ 95,923                               $  510,566
Cost of sales                                          371,725     85,129                                  456,854
                                                    ----------  ---------        -------                ----------
Gross profit                                            42,918     10,794                                   53,712

Selling, general and administrative expenses            41,648      6,518                                   48,166
                                                    ----------  ---------        -------                ----------
Income from operations before state tax                  1,270      4,276                                    5,546
adjustment
State tax adjustment                                     2,145                                               2,145
                                                    ----------  ---------        -------                ----------
Income (loss) from operations                             (875)     4,276                                    3,401

Interest expense                                            94        226                                      320
Other (income)                                            (152)        (6)                                    (158)
                                                    ----------  ---------        -------                ----------

Income (loss) before income taxes                         (817)     4,056                                    3,239
Provision (benefit) for income taxes                      (302)        62          1,476      f              1,236
                                                    ----------  ---------        -------                ----------
Net income (loss)                                   $     (515)  $  3,994         (1,476)                 $  2,003
                                                    ==========  =========        =======                ==========

Basic earnings (loss) per share                     $    (0.04)                                            $  0.15

Weighted average shares used
 in computing basic earnings (loss) per share           13,587                                              13,587
                                                   ===========                                         ===========

Diluted earnings (loss) per share                     $ (0.04)                                             $  0.15
                                                   ===========                                         ===========

Weighted average shares used
 in computing diluted earnings (loss) per share         13,587                                              13,666
                                                   ===========                                         ===========





(f) To record the income tax provision of Corporate PC Source, Inc. as if it were a C Corporation assuming an effective tax rate of 37.0%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ZONES, INC.


Dated:  June 13, 2003                     /s/ RONALD P. MCFADDEN
                                      ------------------------------------
                                      By: Ronald P. McFadden
                                     Its: Secretary and Chief Financial Officer